Exhibit 99.1
FOR IMMEDIATE RELEASE
METTLER-TOLEDO INTERNATIONAL INC. REPORTS
SECOND QUARTER 2010 RESULTS
— Very Strong Local Currency Sales Growth —
— Excellent Growth in Operating Profit and EPS —
COLUMBUS, Ohio, USA — July 22, 2010 — Mettler-Toledo International Inc. (NYSE: MTD) today announced second quarter results for 2010. Provided below are the highlights:
•	Sales in local currency increased by 16% in the quarter compared with the prior year. Reported sales growth increased 15%, which includes a negative 1% currency impact.
•	Net earnings per diluted share as reported (EPS) were $1.49, compared with $0.81 in the second quarter of 2009. Adjusted EPS was $1.55, a 32% increase over the prior-year amount of $1.17. Adjusted EPS is a non-GAAP measure and excludes purchased intangible amortization, discrete tax items, restructuring charges and other one-time items. A reconciliation to EPS is provided on the last page of the attached schedules.
Second Quarter Results
Olivier Filliol, President and Chief Executive Officer, stated, “Sales growth in the quarter was better than expected with strong results in most product lines and geographies. We were particularly pleased with the solid performance in all regions. Strong operating leverage drove further gross margin expansion and we are pleased with our excellent growth in operating profit and EPS.”
EPS was $1.49, compared with the prior-year amount of $0.81. Adjusted EPS was $1.55, an increase of 32% over the prior-year amount of $1.17.
Sales were $468.5 million, a 16% increase in local currency sales, compared with $407.4 million in the prior year. Reported sales growth was 15%, which included a negative 1% currency impact. By region, local currency sales increased 10% in Europe, 15% in the Americas and 27% in Asia / Rest of the World. Adjusted operating income amounted to $79.9 million, a 30% increase from the prior-year amount of $61.7 million. Adjusted operating income is a non-GAAP measure, and a reconciliation to earnings before taxes is provided in the attached schedules.
Cash flow from operations was $74.8 million, compared with $74.0 million in 2009.

Six-Month Results
EPS was $2.59, compared with the prior-year amount of $1.81. Adjusted EPS was $2.68, a 26% increase over the prior-year amount of $2.12.
Sales were $885.2 million, an 11% increase in local currency sales, compared with $781.5 million in the prior year. Reported sales growth was 13%, which included a 2% currency benefit. By region, local currency sales increased 4% in Europe, 13% in the Americas and 21% in Asia / Rest of the World. Adjusted operating income amounted to $140.4 million, a 23% increase from the prior-year amount of $114.0 million. Adjusted operating income is a non-GAAP measure, and a reconciliation to earnings before taxes is provided in the attached schedules.
Cash flow from operations was $119.3 million, compared with $108.9 million in 2009.
Outlook
Based on today’s assessment, management anticipates that local currency sales growth in 2010 will be in the range of 8% to 9% and Adjusted EPS will be in the range of $6.35 to $6.45, an increase of 14% to 16%. This compares with previous guidance of Adjusted EPS in the range of $6.26 to $6.36. Adjusted EPS excludes purchased intangible amortization, discrete tax items, restructuring charges and other one-time items.
For the third quarter 2010, the Company anticipates local currency sales growth to be in the range of 8% to 10% and Adjusted EPS in the range of $1.52 to $1.57, an increase of 12% to 15%.
While the Company has provided an outlook for Adjusted EPS, it has not provided an outlook for EPS. EPS guidance would require an estimate of non-recurring items, which are not yet known.
Conclusion
Filliol concluded, “We are encouraged by the further improvement in business momentum during the second quarter. Our sales growth is clearly benefiting from the investments in marketing programs, product development and emerging markets distribution that we continued to make during the downturn. Although our current outlook for the third quarter is solid, we remain cautious given the uncertainty in the global economy.”
Other Matters
The Company will host a conference call to discuss its second quarter results today (Thursday, July 22) at 4:30 p.m. Eastern Time. To hear a live webcast or replay of the call, visit the investor relations page on the Company’s website at www.mt.com/investors. The presentation referenced in the conference call will be located on the website prior to the call.

METTLER TOLEDO is a leading global supplier of precision instruments and services. The Company is the world’s largest manufacturer and marketer of weighing instruments for use in laboratory, industrial and food retailing applications. The Company also holds top-three market positions in several related analytical instruments and is a leading provider of automated chemistry systems used in drug and chemical compound discovery and development. In addition, the Company is the world’s largest supplier of metal detection and other end-of-line inspection systems used in production and packaging and holds a leading position in certain process analytics applications. Additional information about METTLER TOLEDO can be found at “www.mt.com.”
Statements in this press release which are not historical facts constitute “forward-looking statements” within the meaning of Section 27A of the U.S. Securities Act of 1933 and Section 21E of the U.S. Securities Exchange Act of 1934. These statements involve known and unknown risks, uncertainties and other factors that may cause our or our businesses’ actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by any forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of those terms or other comparable terminology. For a discussion of these risks and uncertainties, please see the discussion on forward-looking statements in our current report on Form 8-K to which this release has been furnished as an exhibit. All of the forward-looking statements are qualified in their entirety by reference to the factors discussed under the caption “Factors affecting our future operating results” and in the “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our annual report on Form 10-K for the most recently completed fiscal year, which describe risks and factors that could cause results to differ materially from those projected in those forward-looking statements.

METTLER-TOLEDO INTERNATIONAL INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(amounts in thousands except share data)
(unaudited)

	Three months ended			Three months ended
	June 30, 2010		% of sales	June 30, 2009	% of sales

Net sales	$468,549	(a)	100.0	$407,442	100.0
Cost of sales	221,924		47.4	201,208	49.4

Gross profit	246,625		52.6	206,234	50.6

Research and development	23,105		4.9	22,075	5.4
Selling, general and administrative	143,602		30.6	122,488	30.1
Amortization	3,565		0.8	2,814	0.7
Interest expense	4,711		1.0	6,760	1.6
Restructuring charges	1,526		0.3	13,979	3.4
Other charges (income), net	730		0.2	131	0.1

Earnings before taxes	69,386		14.8	37,987	9.3

Provision for taxes	18,039		3.8	10,256	2.5

Net earnings	$51,347		11.0	$27,731	6.8

Basic earnings per common share:
Net earnings	$1.53			$0.82
Weighted average number of common shares	33,536,105			33,690,179

Diluted earnings per common share:
Net earnings	$1.49			$0.81
Weighted average number of common and common equivalent shares	34,395,487			34,192,595
Note:

(a)	Local currency sales increased 16% as compared to the same period in 2009.
RECONCILIATION OF EARNINGS BEFORE TAXES TO ADJUSTED OPERATING INCOME

	Three months ended			Three months ended
	June 30, 2010		% of sales	June 30, 2009		% of sales

Earnings before taxes	$69,386			$37,987
Amortization	3,565			2,814
Interest expense	4,711			6,760	(c)
Restructuring charges	1,526			13,979
Other charges (income), net	730			131

Adjusted operating income	$79,918	(b)	17.1	$61,671		15.1

Notes:

(b)	Adjusted operating income increased 30% as compared to the same period in 2009.

(c)	Includes costs to tender $75 million of the Company’s 4.85% $150 million Senior Notes and other financing-related costs totaling $1.8 million during the three months ended June 30, 2009.

METTLER-TOLEDO INTERNATIONAL INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(amounts in thousands except share data)
(unaudited)

	Six months ended			Six months ended
	June 30, 2010		% of sales	June 30, 2009	% of sales

Net sales	$885,200	(a)	100.0	$781,521	100.0
Cost of sales	420,649		47.5	387,365	49.6

Gross profit	464,551		52.5	394,156	50.4

Research and development	45,570		5.2	43,645	5.6
Selling, general and administrative	278,616		31.5	236,523	30.3
Amortization	6,946		0.8	5,497	0.7
Interest expense	9,965		1.1	12,001	1.4
Restructuring charges	1,910		0.2	22,334	2.9
Other charges (income), net	984		0.1	1,136	0.1

Earnings before taxes	120,560		13.6	73,020	9.4

Provision for taxes	31,345		3.5	11,410	1.5

Net earnings	$89,215		10.1	$61,610	7.9

Basic earnings per common share:
Net earnings	$2.65			$1.83
Weighted average number of common shares	33,646,640			33,660,699

Diluted earnings per common share:
Net earnings	$2.59			$1.81
Weighted average number of common and common equivalent shares	34,464,277			34,094,423
Note:

(a)	Local currency sales increased 11% as compared to the same period in 2009.
RECONCILIATION OF EARNINGS BEFORE TAXES TO ADJUSTED OPERATING INCOME

	Six months ended			Six months ended
	June 30, 2010		% of sales	June 30, 2009		% of sales

Earnings before taxes	$120,560			$73,020
Amortization	6,946			5,497
Interest expense	9,965			12,001	(c)
Restructuring charges	1,910			22,334
Other charges (income), net	984			1,136

Adjusted operating income	$140,365	(b)	15.9	$113,988		14.6

Notes:

(b)	Adjusted operating income increased 23% as compared to the same period in 2009.

(c)	Includes costs to tender $75 million of the Company’s 4.85% $150 million Senior Notes and other financing-related costs totaling $1.8 million during the six months ended June 30, 2009.

METTLER-TOLEDO INTERNATIONAL INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(amounts in thousands)
(unaudited)

	June 30, 2010	December 31, 2009

Cash and cash equivalents	$111,591	$85,031
Accounts receivable, net	310,071	312,998
Inventories	185,173	168,042
Other current assets and prepaid expenses	84,028	80,036

Total current assets	690,863	646,107

Property, plant and equipment, net	302,606	316,334
Goodwill and other intangibles assets, net	546,095	546,234
Other non-current assets	206,230	210,112

Total assets	$1,745,794	$1,718,787

Short-term borrowings and maturities of long-term debt	$90,837	$89,968
Trade accounts payable	110,971	103,160
Accrued and other current liabilities	327,165	301,547

Total current liabilities	528,973	494,675

Long-term debt	204,247	203,590
Other non-current liabilities	295,382	309,384

Total liabilities	1,028,602	1,007,649

Shareholders’ equity	717,192	711,138

Total liabilities and shareholders’ equity	$1,745,794	$1,718,787

METTLER-TOLEDO INTERNATIONAL INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(amounts in thousands)
(unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2010	2009	2010	2009

Cash flow from operating activities:
Net earnings	$51,347	$27,731	$89,215	$61,610
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation	7,018	7,304	14,465	14,353
Amortization	3,565	2,814	6,946	5,497
Deferred tax provision	(2,728)	(6,935)	(4,534)	(10,797)
Excess tax benefits from share-based payment arrangements	(1,798)	(164)	(2,718)	(202)
Other	3,094	2,984	6,138	5,847
Increase in cash resulting from changes in operating assets and liabilities	14,266	40,289	9,746	32,586

Net cash provided by operating activities	74,764	74,023	119,258	108,894

Cash flows from investing activities:
Proceeds from sale of property, plant and equipment	65	49	102	1,917
Purchase of property, plant and equipment	(9,342)	(11,568)	(19,803)	(24,020)
Acquisitions	(29)	—	(12,557)	(170)

Net cash used in investing activities	(9,306)	(11,519)	(32,258)	(22,273)

Cash flows from financing activities:
Proceeds from borrowings	28,292	109,713	52,143	167,905
Repayments of borrowings	(27,859)	(185,191)	(47,058)	(217,333)
Debt issuance costs	—	(602)	—	(602)
Debt extinguishment costs	—	(1,301)	—	(1,301)
Proceeds from exercise of stock options	6,379	1,649	9,384	4,609
Excess tax benefits from share-based payment arrangements	1,798	164	2,718	202
Repurchases of common stock	(43,613)	—	(72,794)	—
Other financing activities	(3,729)	(758)	(3,538)	(1,078)

Net cash used in financing activities	(38,732)	(76,326)	(59,145)	(47,598)

Effect of exchange rate changes on cash and cash equivalents	(1,018)	2,778	(1,295)	2,630

Net increase (decrease) in cash and cash equivalents	25,708	(11,044)	26,560	41,653

Cash and cash equivalents:
Beginning of period	85,883	130,770	85,031	78,073

End of period	$111,591	$119,726	$111,591	$119,726

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW

Net cash provided by operating activities	$74,764	$74,023	$119,258	$108,894
Excess tax benefits from share-based payment arrangements	1,798	164	2,718	202
Payments in respect of restructuring activities	2,303	9,738	6,626	14,312
Proceeds from sale of property, plant and equipment	65	49	102	1,917
Purchase of property, plant and equipment	(9,342)	(11,568)	(19,803)	(24,020)

Free cash flow	$69,588	$72,406	$108,901	$101,305

METTLER-TOLEDO INTERNATIONAL INC.
OTHER OPERATING STATISTICS
SALES GROWTH BY DESTINATION
(unaudited)

	Europe	Americas	Asia/RoW	Total

U.S. Dollar Sales Growth
Three Months Ended June 30, 2010	5%	16%	30%	15%
Six Months Ended June 30, 2010	5%	15%	26%	13%

Local Currency Sales Growth
Three Months Ended June 30, 2010	10%	15%	27%	16%
Six Months Ended June 30, 2010	4%	13%	21%	11%
RECONCILIATION OF DILUTED EPS AS REPORTED TO ADJUSTED DILUTED EPS
(unaudited)

	Three months ended					Six months ended
	June 30,					June 30,
					%					%
	2010		2009		Growth	2010		2009		Growth

EPS as reported, diluted	$1.49		$0.81		84%	$2.59		$1.81		43%

Restructuring charges, net of tax	0.03	(a)	0.30	(a)		0.04	(a)	0.48	(a)
Debt extinguishment and financing costs, net of tax	—		0.04	(c)		—		0.04	(c)
Purchased intangible amortization, net of tax	0.03	(b)	0.02	(b)		0.05	(b)	0.04	(b)
Discrete tax items	—		—			—		(0.25	) (d)

Adjusted EPS, diluted	$1.55		$1.17		32%	$2.68		$2.12		26%

Notes:

(a)	Represents the EPS impact of restructuring charges of $1.5 million ($1.1 million after tax) and $14.0 million ($10.2 million after tax) for the three months ended June 30, 2010 and 2009, respectively and $1.9 million ($1.4 million after tax) and $22.3 million ($16.3 million after tax) for the six months ended June 30, 2010 and 2009, respectively, which primarily include severance and lease termination costs.

(b)	Represents the EPS impact of purchased intangibles amortization, net of tax, of $0.9 million and $0.7 million for the three months ended June 30, 2010 and 2009, respectively and $1.8 million and $1.3 million for the six months ended June 30, 2010 and 2009, respectively.

(c)	Represents the EPS impact of costs to tender $75 million of the Company’s 4.85% $150 million Senior Notes and other financing-related costs totaling $1.8 million ($1.3 million after tax) for both the three and six months ended June 30, 2009.

(d)	Discrete tax items for the six months ended June 30, 2009 pertain to the EPS impact of a net tax benefit of $8.3 million primarily related to the favorable resolution of certain prior year tax matters.